Exhibit 99.1

John Martinez appointed to Spire Global’s Board of Directors

VIENNA, VA, March 11, 2026 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of satellite data, analytics and intelligence, today announced John Martinez has been appointed to Spire’s board of directors, effective March 9th, 2026.

Mr. Martinez currently serves as the Chief Legal Officer at Parsons Corporation (NYSE: PSN), a leading disruptive technology provider in the national security and global infrastructure markets with more than 21,000 employees around the world. Prior to Parsons, he was the Chief Legal Officer at Maximus (NYSE: MMS).

“I’m thrilled to welcome John to our board,” said Theresa Condor, Spire Global’s CEO. “He brings more than two decades of the deep government and commercial expertise across national defense, security, and intelligence markets needed as we accelerate our growth across these markets and reinforce Spire’s position as a trust provider of sovereign, space-based data.”

“Spire is at the forefront of a fundamental shift in how governments and organizations leverage space-based intelligence for security and resilience,” said Mr. Martinez. “Having spent my career at the intersection of aerospace, defense, and the intelligence community, I recognize the unique value Spire’s data and intelligence bring to these markets. I am honored to join the board and help guide the Company as it scales its ‘sovereign-ready’ solutions for U.S. and allied partners.”

Mr. Martinez has also held senior executive roles at the Office of the Director of National Intelligence (ODNI) and within the U.S. intelligence community. He holds a Bachelor of Arts in political science from Penn State University and a J.D. from St. John’s University School of Law.

Learn more about Spire Global’s Board of Directors.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has nine offices across the U.S., Canada, UK, Luxembourg, Germany and Singapore. To learn more, visit spire.com.

Forward Looking Statements

This press release contains forward-looking statements, including information regarding management's view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on

Form 10-K/A for the year ended December 31, 2024, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

For Media:

Sarah Freeman

Senior Communications Manager

Sarah.Freeman@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com